For Immediate Release

Contact:	Tommy Prescott	Greg Hudgison
	Chief Financial Officer	External Communications Manager
	(706) 649-2401	(706) 644-0528
Synovus Announces Steps to Enhance Performance and Preserve Capital
New Revenue and Efficiency Initiatives Identified, Board Reduces Quarterly Dividend
Columbus, GA, September 10, 2008 — Synovus (NYSE:SNV), the Columbus, Georgia-based financial services company, announced today that it has completed the first phase of Project Optimus, an employee-driven effort launched in early April 2008 to create an enhanced banking experience for customers throughout its network of 35 community banks and a more efficient organization that delivers greater value for its shareholders. During Project Optimus, approximately 4,000 ideas were generated by Synovus team members and individually studied for viability and impact. As a result of this process, Synovus plans to implement approximately 700 ideas over the next two years, which are expected to generate an estimated $25 million in earnings from new revenue growth initiatives and approximately $50 million in efficiency gains, totaling an estimated increase in annual pre-tax earnings of $75 million.
Revenue growth is expected primarily through new sales initiatives, improved product offerings and customer acquisition programs. Efficiency gains are expected to be achieved through elimination of redundant work, creating consistency in processes and systems, and streamlining critical support functions throughout the company. A few examples of key initiatives slated for implementation include:
      Enhancing the Customer Experience through
•	Reorganizing call center delivery to provide dedicated personnel and extended hours

•	Installing cash dispensers and recyclers in high volume branches to speed up branch transactions and increase efficiency at customer sales and service points

•	Adding functionality to the consumer OnLine Access Internet banking tool

•	Developing a new commercial customer web portal with single sign-on capabilities
      Achieving Risk Reduction and Efficiency Gains through
•	Centralizing all major operations functions, including loan and deposit operations, to eliminate redundant work in bank back offices

•	Adding underwriting resources and consolidating loan policies and review functions to further strengthen the credit structure and minimize risk

•	Establishing consistent branch staffing and performance metrics with better accountability measures throughout each of its 35 decentralized banks

•	Centralizing and strengthening procurement activities across the footprint to leverage scale

      Achieving Growth through
•	Completing the build-out of the Commercial and Industrial (C&I) infrastructure to optimize C&I banking opportunities in existing markets

•	Adding new talent to expand a comprehensive Business Banking strategy, with an emphasis on high growth markets

•	Adding experienced talent in Synovus’ 15 largest markets to serve the employee base of existing business customers through Synovus Workplace Solutions

•	Providing more consistent products and pricing throughout the footprint to better reflect the value Synovus delivers to customers
“Project Optimus has been a transformational process for our company,” said Richard Anthony, Chairman and CEO of Synovus. “It has helped us establish an effective method to study and determine best practices to employ consistently throughout the company. Our goal through this work has been to improve the customer experience, create greater efficiencies throughout our system and generate opportunities for growth. The energy and dedication our team members have shown during Project Optimus, whether faced with hard decisions or brand new opportunities, have made this process successful.”
Synovus plans to achieve the estimated $50 million in annual cost savings primarily through increased process efficiencies and streamlining of support functions. As a result of these efforts, the company expects to eliminate approximately 650 positions across the five-state footprint over the next 24 months. These reductions represent approximately 9% of Synovus’ current workforce. More than half of the job eliminations are expected to be achieved through attrition and some have already been achieved by a hiring pause implemented at the beginning of Project Optimus, minimizing actual job loss. Anthony added, “We do not take the impact to our team members lightly, and will ensure we take care of each affected individual in a way that is consistent with our commitment to being an organization that values people.”
Synovus expects to incur restructuring charges of approximately $21 million in conjunction with the project, of which approximately $15 million will be recorded in 2008.
Synovus declared today a dividend of $.06 per share payable October 1, 2008 for shares of record as of September 18, 2008. This dividend represents a 65% reduction from the previous quarterly dividend of $.17 per share.
“The duration of the credit cycle and uncertainties around when economic conditions will improve further emphasize capital preservation as a key driver of shareholder value,” added Anthony. “We believe the stress on our loan portfolio will continue through at least 2009, and we believe the net charge-off ratio throughout that period will remain in the 1% range. We regret the impact of a dividend cut; however, we know this move to preserve capital is important as we strengthen the company for the long-term.”
A conference call to discuss this announcement will be held at 4 p.m. EDT today. A slide presentation will accompany the call. Shareholders and other interested persons may listen to this conference call and access the slide presentation via simultaneous Internet broadcast. For a link to the webcast and slide presentation go to www.synovus.com, choose the Investor Relations section, select the Information and Events page and click on Webcasts and Calls. You may download RealPlayer or Windows Media Player (free download available) prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus
Synovus (NYSE: “SNV”) is a financial services holding company with more than $34 billion in assets based in Columbus, Georgia. Synovus provides commercial and retail banking, as well as investment services, to customers through 35 banks, 440 ATMs, and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee. The company focuses on its unique decentralized customer delivery model, position in high-growth Southeast markets and commitment to being a great place to work to ensure the delivery of unparalleled customer experiences. See Synovus on the web at www.synovus.com.
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our expectations regarding amount and sources of annual revenue growth and efficiency gains to be realized through implementation of Project Optimus initiatives; the means of achieving such revenue growth and efficiency gains; estimated job eliminations, including the number to be realized through attrition; estimated restructuring costs, including the amount of such charges to be recognized in 2008; the impact and duration of current credit conditions on our loan portfolio and the expected charge-off ratio for future periods; the actual impact of the reduction in the dividend on our capital; and the assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this press release and our filings with the Securities and Exchange Commission include: (1) our ability to successfully execute our plans for revenue growth and efficiency gains; (2) declining values of residential real estate which may increase our credit losses and negatively affect our financial results; (3) continuing deteriorations in general economic conditions, credit and conditions in the financial markets; (4) inadequacy of our allowance for loan losses, or the risk that the allowance may prove to be inadequate or may be negatively affected by credit risk exposures; (5) changes in the interest rate environment which expand or reduce interest margins, impact funding sources or adversely affect critical estimates as applied, and fair value of assets; (6) slower than anticipated rates of growth in non-interest income; (7) inability to access the capital markets on terms that are satisfactory; and (8) the other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.